Exhibit 10.8

Option Agreement

The Option Agreement (the “Agreement”) was made and entered into at Beijing, People’s Republic of China (“China”) on 27th January, 2015 by and between:

Party A: Beijing uCloudlink Technology Co.,Ltd. a company incorporated at No.88, Yangyan Road, Yanqi Economic Development Zone, Huairou District, Beijing, and with legal representative being Wen Gao, and

Party B: Beijing uCloudlink New Technology Co., Ltd., a company incorporated at (No.3861, Three House Cartoon Central Office Area), Middle Street, Xiliu Estate, Three House Township, Chaoyang District, Beijing, and with legal representative being Wen Gao, and

Party C: Shenzhen uCloudlink Network Technology Co., Ltd. , a company incorporated at Room 501, Daxin Industry Co. Ltd. Building, Taoyuan West Road, 223, Nanshan, Shenzhen, and with legal representative being Wen Gao. The above parties are collectively referred to as the “Parties”.

WHEREAS:

1.	Party A is a wholly foreign-owned enterprise that is incorporated and in good standing under Chinese laws.

2.	Party C is a limited liability company that is incorporated and in good standing under Chinese laws.

3.	Party B is a limited liability company that is incorporated and in good standing under Chinese laws, and owns 100% stake of Party C

4.	The Parties hereto signed the Equity Interest Pledge Agreement on 27th January, 2015.

5.

Party B (“Authorizing Party 1”) plans to grant Party A or qualified entities designated by Party A the exclusive right to buy all or part of the stocks in Party C that are owned by all the members or any single member of Party B at any time subject to Chinese laws (“Stock Option”);

6.

Party C (“Authorizing Party 2”, together with Authorizing Party 1 collectively referred to as “Authorizing Parties”) plans to grant Party A or qualified entities designated by Party A the exclusive right to by all or part of assets under Party C at any time subject to Chinese laws (“Option to Purchase Assets”, together with Stock Option collectively referred to as “Options”).

Accordingly, the Parties hereto agree as follows:

1.	Granting of Options

1.1	Granting of Options

The Authorizing Parties agree that on the signing date of the Agreement, they irrevocably grant Party A or its designated third party the options to buy all of Authoring Party 1’s stocks in Party C and/or all assets under Authoring Party 2 in stages or on a one-off basis in the ways specified under Article 2.2. Party A shall be granted the Options upon the Parties’ signing of the Agreement, and such granted Options shall be irrevocable during the validity period of the Agreement.

1.2	Term

The Agreement shall become effective as of the date when it’s signed by the Parties hereto, and shall remain valid until the date when Party A acquires all Authoring Party 1’s stocks in Party C and/or all Authoring Party 2’s assets (whichever is later) subject to Chinese laws.

2.	Exercise of Options and Settlement

2.1	Exercise Time

2.1.1	The Authorizing Parties agree that Party A may exercise part or all of the options hereunder at any time within the validity period of the Agreement subject to Chinese laws.

2.1.2	The Authorizing Parties agree that no restriction is placed on the number of Party A’s exercises of options hereunder, unless Party A has acquired all stocks and/or assets of Party C.

2.1.3	The Authorizing Parties agree that Party A may designate a third party to exercise the Options, provided that Party A shall send a prior written notice to the Authorizing Parties.

2.2	Exercise Price

Unless a valuation is required by Chinese laws for exercise of Options by Party A or a third party designated by Party A, the underlying stocks or assets shall be purchased at RMB 1 or the lowest price permitted by Chinese laws.

Unless otherwise agreed by the Parties hereto, the Authorizing Parties agree that when Party A or a third party designated by Party A exercises Options, Authorizing Party 1 and/or Authorizing Party 2 shall immediately transfer all proceeds from the abovementioned exercise of Options to Party A or the third party designated by Party A at no cost.

2.3	Transfer

The Authorizing Parties agree that Party A may transfer part or all of the Options granted hereunder to any third party without approval of the Authorizing Parties, and the transferee receiving such Options shall be deemed as a party to the Agreement, and may exercise its received Options according to the Agreement while enjoying and bearing Party A’s rights and obligations hereunder.

2.4	Exercise Notice

2.4.1	Party A shall send a written notice to the Authorizing Parties ten (10) workdays ahead of the Settlement Day (as defined below) if Party A intends to exercise Options, and such notice shall specify:

(a)

The effective settlement date of stocks upon exercise of Stock Option, which shall be the date when related stock ownership change is registered in industrial and commercial administrations; the effective settlement date of assets upon exercise of Option to Purchase Assets, which shall be the date when the asset ownership is transferred or the application for registering change in asset ownership is submitted;

(b)	Names of the registered owners of the underlying stocks and/or assets after exercise of the Options;

(c)	The quantity of stocks acquired from Authorizing Party 1 and/or assets acquired from Authorizing Party 2, as the case may be;

(d)	Exercise price and payment mode; and

(e)	Power of Attorney, if a third party is authorized to exercise the Options.

2.4.2

The Parties hereto agree that Party A may at any time designate a third person to exercise the Options, and receive and register the stocks and/or assets under the name of such third person (if applicable). The Authorizing Parties agree that if Party A or its designated third party sends an exercise notice to request an exercise of the Options, the Authorizing Parties shall sign Stock Transfer Agreement and/or Asset Purchase Agreement and other related documents according to the exercise notice and terms of the Agreement within ten (10) workdays after receiving such exercise notice.

2.5	Stock Transfer, Asset Transfer and Settlement

2.5.1	Every exercise of Options by Party A shall take place within ten (10) workdays after receiving the exercise notice specified in Article 2.4;

(a)

The Authorizing Parties shall cause Party C to timely hold shareholder meeting, on which the resolution of transferring stocks and/or assets to Party A and/or its designated third party shall be approved;

(b)

The Authorizing Parties shall sign all necessary contracts, agreements or documents to obtain all necessary government approvals and permissions, and take all necessary actions to transfer the ownership of stocks and/or assets and all other incidental rights that Party A intends to purchase free from any security interests (except the pledges under the Equity Interest Pledge Agreement), and ensure Party A and/or its designated third party become the registered owner of the purchased stocks and/or assets in business registry. The Authorizing Parties shall also deliver Party A and/or its designated third party the latest business license, articles of association, certificate of approval, ownership certificate (if applicable) and other related documents issued by and filed at related competent authorities of China, which shall reflect the changes in Party C’s stock ownership, directors and legal representatives and/or assets (if applicable).

3.	Representations, Warranties and Undertakings

3.1	The Authorizing Parties jointly and severally make the following representations and warranties:

3.1.1

On the signing date of the Agreement and every settlement date, the Authorizing Parties have the power, rights, authorization and capabilities to sign and deliver the Agreement and other agreements on each stock and/or asset transfer hereunder (the “Transfer Agreements”) to which the Authorizing Parties are parties, and perform the obligations under the Agreement and Transfer Agreements. The Agreement and Transfer Agreements to which the Authorizing Parties are parties will become legal, valid, binding upon and enforceable against the Authorizing Parties upon signing.

3.1.2

The signing and delivery of the Agreement or any Transfer Agreement, and the Authorizing Parties’ performance of obligations under the Agreement or any Transfer Agreement will not: (1) violate any applicable Chinese laws and regulations; (2) conflict against the articles of association or any other organizational documents of Party C; (3) cause violation of or breach under any agreement or written instruments to which the Authorizing Parties are parties, or which are binding upon the Authorizing Parties; (4) violate any approval or permission granted to the Authorizing Parties by related government authorities, or (5) cause any termination or cancellation of or additional conditions imposed on approval or permission granted to the Authorizing Parties by related government authorities.

3.1.3	There is no any lawsuit, arbitration or other judicial or administrative proceeding that is pending or may materially impact the performance of the Agreement or any Transfer Agreement;

3.1.4

Authorizing Party 1’s title to stocks in Party C and/or Authorizing Party 2’s title to assets under Party C are in good standing and can be transferred. Except the pledge under the Equity Interest Pledge Agreement, Authorizing Party 1’s stocks in Party C and/or Authorizing Party 2’s assets are not subject to any pledge, liability or other third-party encumbrance.

3.1.5	The Authorizing Parties have disclosed all possible events that may have material adverse impact on the performance of the Agreement;

3.1.6

The Options granted to Party A by the Authorizing Parties are exclusive, and before or at the same time with such granting, the Authorizing Parties have never granted the Options or similar rights to any third party in any other manner.

3.2	The Authorizing Parties jointly and severally undertake that:

3.2.1

During the validity period of the Agreement, the Authorizing Parties will not, for the benefit of any third person that is not a party to the Agreement, make any stocks in or assets under Party C owned by the Authorizing Parties (as the case may be) subject to any pledge, liabilities or any other third-party encumbrance, and will not transfer or present their stocks and/or assets to any third person that is not a party to the Agreement, or otherwise dispose of such stocks and/or assets (as the case may be);

3.2.2	During the validity period of the Agreement, the Authorizing Parties will not grant any third party the Options or similar rights in any other manner;

3.2.3

During the validity period of the Agreement, the Authorizing Parties will ensure Party C’s operations comply with applicable laws, rules, regulations and other management rules and documents issued by competent government authorities, and do not engage in any irregularity that can have material negative impact on the company’s operations or assets;

3.2.4

The Authorizing Parties will insist on sound financial and commercial standards and conventions to keep Party C in good standing, prudentially and effectively operate their business and handle their affairs, endeavor to obtain and maintain the permits, licenses and approvals necessary for sustainable operation of Party C, and ensure such permits, licenses and approvals are not canceled, withdrawn or revoked;

3.2.5	The Authorizing Parties shall provide Party A with operating data and financial data related to Party C upon Party A’s request;

3.2.6

Prior to Party A or its designated third party’s exercise of Options and acquisition of all the Stocks in or assets under Party C, unless with express written approval of Party A or its designated third party, the Authorizing Parties shall never jointly or severally engage in any of the following activities:

(a)

Amending or modifying Party C’s constitutional documents in ways that have material negative impact on Party C’s assets, liabilities, operations, stocks and other legitimate rights (except the cases where proportional capital increase is made to fulfill legal requirements) or may impact the performance of the Agreement and other agreements signed by Party A and the Authorizing Parties;

(b)

Causing Party C to enter into any transaction or behavior that can have material negative impact on Party C’s assets, liabilities, operations, stocks and other legitimate rights (except those that take place as part of ordinary or day-to-day business or have been disclosed to Party A and obtained Party A’s express prior written approval);

(c)	Causing any dividend or bonus payment resolutions to be passed on shareholder meeting of Party C;

(d)

Selling, transferring, pledging or otherwise disposing of the legal and beneficial interests in any stocks in and/or assets under Party C, or allowing the placing of any other security interests thereon at any time as of the effective date of the Agreement;

(e)

Causing Party C’s shareholder meeting to approve the sale, transfer, pledging or other disposal of the legal and beneficial interests in any stocks in and/or assets under Party C, or allowing the placing of any other security interests thereon, or increasing or reducing Party C’s registered capital or assets, or changing the structure of Party C’s registered capital via shareholder resolutions;

(f)

Causing the Party C’s shareholder meeting to approve any merger or combination between Party C and any other party, or any acquisition of or external investment in any other party, or any restructuring in any other form; or

(g)	Causing Party C’s shareholder meeting to approve a voluntary winding-up, liquidation or dissolution of Party C.

3.2.7	Prior to Party A or its designated third party’s exercise of Options and acquisition of all the stocks in and assets under Party C, the Authorizing Parties undertake that:

(a)

The Authorizing Parties will immediately inform Party A of any lawsuit, arbitration or administrative proceeding that has happened or may happen with respect to Party A’s stocks and/or assets, as the case may be, or of any events that may have negative impact on such stocks or assets;

(b)

The Authorizing Parties will cause Party C’s shareholder meeting to consider and approve the transfer of stocks and/or assets acquired hereunder, as the case may be, and cause Party C to change its articles of association to reflect the change in the ownership structure upon Party A and/or its designated third party’s exercise of Options hereunder, as well as other changes. When the Options are being exercised, the Authorizing Parties will cause Party C to immediately submit application to Chinese competent authorities to seek approval of such exercise (if required by law), and register related changes in competent authorities. The Authorizing Parties will cause Party C to approve the shareholder resolutions of appointing people designated by Party A and/or its designated third party as Party C’s directors and legal representative, if necessary;

(c)

Prior to Party A and/or its designated third party’s exercise of Options, the Authorizing Parties will sign all necessary or appropriate documents, take all necessary or appropriate actions, file any necessary or appropriate charge, or make necessary and appropriate defense against all claims, in order to keep the Authorizing Parties’ legal and valid title to the underlying stocks and/or assets.

(d)

The Authorizing Parties may unconditionally transfer their stocks and/or assets to Party A and/or its designated third party at any time designated by Party A, and give up any right of pre-emption against other shareholders of Party C in the above stock transfer made based on instructions of Party A;

(e)

The Authorizing Parties will strictly comply with the Agreement and other agreements jointly or separately signed by the Authorizing Parties with Party A, and will effectively fulfill their obligations hereunder. The Authorizing Parties will not engage in any action or omission that may impact the validity and enforceability of the Agreement.

3.3	Party C and Party B make the following representations, warranties and undertakings to Party A:

3.3.1

Prior to Party A or its designated third party’s exercise of Options and acquisition of all the stocks in and/or assets under and interests in Party C, unless with written approval of Party A or its designated third party, Party C shall not engage in any of the following activities:

(a)

Selling, transferring, pledging or otherwise disposing of any assets, businesses or income, or allowing the placing of any other security interests thereon (except those that take place as a result of ordinary or day-to-day business or have been disclosed to Party A and obtained Party A’s express prior written approval);

(b)

Entering into any transaction that may have material negative impact on its assets, liabilities, operations, stocks and other legitimate rights (except those that take place as part of normal or day-to-day business or have been disclosed to Party A and obtained Party A’s express prior written approval);

(c)	Distributing any dividend or bonus to each shareholder in any form;

(d)

Taking on, inheriting, providing guarantee for or allowing the existence of any debts, except (1) debts that arise from normal or day-to-day operations rather than borrowing, and (2) debts that have been disclosed to Party A and obtained Party A’s express prior written approval;

(e)

Signing any significant contracts, except contracts signed in the process of normal operations (for the purpose of this term, a contract will be deemed as a significant contract if its value exceeds RMB 50,000);

(f)	Increasing or reducing Party C’s registered capital, or changing the structure of Party C’s registered capital via shareholder resolutions;

(g)	Amending, changing or modifying articles of association of Party C in any form;

(h)	Merging or combining with any person, acquiring any person or making investment in any person.

3.3.2

On the signing date of the Agreement and each settlement date, Party C has no outstanding debts except (1) debts that arise from normal operations, and (2) debts that have been disclosed to Party A and obtained Party A’s express prior written approval.

3.3.3

On the signing date of the Agreement and each settlement date, Party C is not subject to any ongoing or potential lawsuit, arbitration or administrative proceeding that may have material negative impact on the stocks in and assets under Party C or Party C’s performance of the Agreement, except the lawsuit, arbitration or administrative proceeding that has been disclosed to Party A and obtained Party A’s express written approval.

3.3.4	Party C is not declared bankrupt;

3.3.5

Party C hereby gives an undertaking to Party A that Party C will comply with all laws and rules applicable to stock and asset acquisition, and will bear all costs arising from the transfer of stocks and/or assets, and finish all formalities that are necessary to make Party A or its designated third party a shareholder of Party C or an owner of assets under Party C, including but not limited to helping Party A obtain necessary permissions from competent authorities for the transfer of stocks and/or assets, submitting applications to industry and commercial administration to register ownership change, and modifying the shareholder register.

4.	Taxes

Party C shall pay all taxes arising from the performance of the Agreement.

5.	Breach of Contract

Unless otherwise provided hereunder, a party shall be deemed breaching the Agreement if it fails to perform or suspends the performance of any obligation hereunder, and fails to remedy such failure or suspension within thirty (30) days after receiving notice from another party, or it has made any untrue, inaccurate or misleading representations or warranties hereunder.

If any party hereto breaches the Agreement or any representation or warranty made hereunder, the non-breaching party may send a written notice to require the breaching party to remedy such breach within thirty (30) days after receiving such notice, take other measures to effectively and timely prevent any damages and continue to perform the Agreement. In case of any damages, the breaching party shall compensate the non-breaching party to ensure the non-breaching party’ interests and rights remain intact as if the Agreement is duly performed.

If all Parties hereto have breached the Agreement, their respective compensation amounts to be paid shall be determined based on the degrees of their respective breaches.

6.	Governing Laws and Settlement of Dispute

6.1	Governing Laws

The Agreement shall be governed and interpreted by Chinese laws.

6.2	Arbitration

The Parties hereto shall settle disputes arising from the interpretation and performance of the Agreement in good faith. In case no settlement can be reached, any party may submit the dispute to arbitration before China International Economic and Trade Arbitration Commission (“CIETAC”) according to the rules of arbitration then in force. Such arbitration shall be conducted at Beijing and in Chinese. The arbitral award shall be final and binding upon the Parties hereto. The terms set forth in this section shall survive the termination or cancellation of the Agreement.

6.3	Continual Performance

The Parties hereto shall continue to fulfill their respective obligations hereunder in good faith except where prevented from doing so by the matter in dispute.

7.	Confidentiality

7.1	Confidential Information

The terms and provisions of the Agreement shall be kept confidential. No party hereto shall disclose any information hereunder to any third party without prior written consent of all other parties hereto. The terms and provisions set forth in this section shall survive the termination of the Agreement.

7.2	Exceptions

Notwithstanding the provisions under Article 7.1, confidential information may be disclosed as required by laws, court rulings, arbitral award and decisions of competent government authorities.

8.	Miscellaneous

8.1	Entire Agreement

The Agreement shall constitute all agreements between the Parties hereto regarding all the matters involved hereunder. The Agreement shall prevail in case of any discrepancy between the Agreement and any other prior discussions, negotiations or agreements. Any modification to this Agreement shall become effective only if it is done by the Parties hereto in writing. Any supplementary agreement hereto is an integral part of the Agreement, and shall have the same legal effect with the Agreement.

8.2	Notices

8.2.1

All notices sent for the purpose of performing rights and obligation hereunder shall be in writing and delivered in person, by registered mail, by mail with postage prepaid, by recognized courier services, or by facsimiles to the intended recipient or any party hereto at the addresses specified below:

If to Party A: Beijing uCloudlink Technology Co.,Ltd.

Address: Level 3, Unit A, Building 1, Shenzhen Software Industry Base, intersection between Baishi Road and Binhai Avenue, South Area of the High-tech Zone, Shenzhen

Telephone: ***

Recipient: ***

If to Party B: Beijing uCloudlink New Technology Co., Ltd.

Address: Level 3, Unit A, Building 1, Shenzhen Software Industry Base, intersection between Baishi Road and Binhai Avenue, South Area of the High-tech Zone, Shenzhen

Telephone: ***

Recipient: ***

If to Party C: Shenzhen uCloudlink Network Technology Co., Ltd.

Address: Level 3, Unit A, Building 1, Shenzhen Software Industry Base, intersection between Baishi Road and Binhai Avenue, South Area of the High-tech Zone, Shenzhen

Telephone: ***

Recipient: ***

8.2.2	Notices and correspondence shall be deemed to have been received:

(a)

On the date displayed on a facsimile if delivered by facsimile, or the workday that is immediately after such displayed date if the facsimile arrives later than 5 pm or such displayed date is a non-workday at the delivery location;

(b)	On the date of receipt if delivered in person (including courier service);

(c)	On the fifteenth (15) day after the date specified on a return receipt if delivered by registered mail.

8.2.3	Binding Force

The Agreement shall be binding upon all Parties hereto.

8.3	Language

The Agreement is made in eight (8) counterparts and written in Chinese, with each party holding one counterpart.

8.4	Day and Workday

The “day” mentioned herein refers to a calendar day, and the “workday” mentioned herein refers to any day from Monday to Friday.

8.5	Headings

The section headings contained herein are for convenience only and shall not affect the interpretation of this Agreement.

8.6	Pending Matters

Any matters uncovered hereunder shall be settled by the Parties hereto through friendly consultation according to Chinese laws.

IN WITNESS WHEREOF, the Parties’ respective representatives executed the Agreement on the date first above written.

[The remainder is intentionally left blank]

[This page is only for the purpose of the signature of Option Agreement.]

Party A: Beijing uCloudlink Technology Co.,Ltd. (Seal)

Legal or authorized representative: /s/ Wen Gao

Name: Wen Gao

Signature Page of Option Agreement

[This page is only for the purpose of the signature of Option Agreement.]

Party B: Beijing uCloudlink New Technology Co., Ltd. (Seal)

Legal or authorized representative: /s/ Wen Gao

Name: Wen Gao

Signature Page of Option Agreement

[This page is only for the purpose of the signature of Option Agreement.]

Party C: Shenzhen uCloudlink Network Technology Co., Ltd. (Seal)

Legal or authorized representative: /s/ Wen Gao

Name: Wen Gao

Signature Page of Option Agreement